AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of July 1, 2017, to the Fund Accounting Servicing Agreement, dated as of February 21, 2013, as amended (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust, (the “Trust”) on behalf of its series named in Exhibit A hereto, (each a “Fund”, and collectively the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC
By: /s/ John P. Buckel	By: /s/ Michael L. Ceccato
Printed Name: John P. Buckel	Printed Name: Michael L. Ceccato
Title: President	Title: Senior Vice President

Exhibit A
to the
Fund Accounting Servicing Agreement Trust for Professional Managers - Dearborn

Fund Names

Name of Series	Date Added
Dearborn Partners Rising Dividend Fund	on or after February 21, 2013

Exhibit B to the Trust for Professional Managers Fund Accounting Servicing Agreement – Dearborn

FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at July 1, 2017

Annual Fee Based Upon Average Net Assets Per Fund*
__ basis points on the first $__ million
__ basis points on the next __ million
__ basis points on the balance
Minimum annual fee:  $__ per fund

▪ Additional fee of $__ for each additional class

(additional class CUSIP charges are waived for first six months or until assets reach $__, whichever is sooner)
Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ USBFS Legal Administration (e.g., registration statement update)

Corporate Action and Factor Services (security paydown)
▪ $__ per Foreign Equity Security per Month
▪ $__ per Domestic Equity Security per Month
▪ $__ per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)
▪ $__per security per month for fund administrative data

Chief Compliance Officer Annual Fees (Per Advisor Relationship/Fund)*
▪ $__ for the first fund (subject to Board approval)

Out-Of-Pocket Expenses
Including but not limited to corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.
Additional Services
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board book portal (BookMark), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Exhibit B (continued) to the Trust for Professional Managers Fund Accounting Servicing Agreement - Dearborn

FUND ACCOUNTING SERVICES Supplemental Services FEE SCHEDULE at July 1, 2017

Pricing Services**
▪ $__ - Domestic Equities, Options, ADRs
▪ $__ - Domestic Corporate/Convertible/Gov’t/Agency Bonds, Foreign Equities, Futures, Forwards, Currency Rates
▪ $__ - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency
                   Bonds, Asset Backed Securities, Mortgage Backed Securities
▪ $__ - Bank Loans
▪ $__ - Credit Default Swaps
▪ $__ - Swaptions, Index Swaps
▪ $__ - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

Corporate Action & Manual Pricing Services
▪ $__ /Foreign Equity Security per Month for Corporate Action Service
▪ $__ /Domestic Equity Security per Month for Corporate Action Service
▪ $__ /Month Manual Security Pricing (>10/day)

Fair Value Services (Charged at the Complex Level)**
▪ $__ on the First 100 Securities
▪ $__ on the Balance of Securities

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees.

** Per security per fund per pricing day.

Fees are billed monthly.

Advisor’s signature below acknowledges approval of the fee schedules above on this Exhibit B.

By:  Dearborn Partners, LLC

Name: ________________________________

Title: __________________________________

Date: _____________________________________